Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

Dated as of July 13, 2026

between

CANADIAN IMPERIAL BANK OF COMMERCE,

As Issuer

and

THE BANK OF NEW YORK MELLON,

As Trustee, Security Registrar, Transfer Agent and Paying Agent

and

Computershare Advantage Trust of Canada,

As Canadian Co-trustee,

to the

Indenture

Dated as of November 5, 2024

Subordinated Debt Securities

6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10
(Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness)

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ARTICLE Seven TRUSTEE and Canadian Co-trustee		17

Section 701	Money or Corresponding Trust Assets Held in Trust.	17
Section 702	Conflicting Interests.	17
Section 703	Trustee to Provide Instructions Upon Request of the Bank.	17
Section 704	Corresponding Trust Assets for Notes Payments to be Held in Trust.	18
Section 705	Calculation of Proportionate Share of Corresponding Trust Assets.	18
Section 706	Corporate Trustee Required; Eligibility.	18
Section 707	Co-Trustees.	19

ARTICLE Eight COVENANTS		19

Section 801	Additional Amounts.	19
Section 802	No Restriction on Other Indebtedness.	22

ARTICLE Nine LIMITED RECOURSE TRUST		22

Section 901	Satisfaction of Payment Obligations with Corresponding Trust Assets.	22
Section 902	Corresponding Trust Assets.	22
Section 903	Right Not to Deliver Common Shares or Preferred Shares.	23
Section 904	Trigger Event.	23
Section 905	Conversion Rate.	24
Section 906	Time of Delivery.	24
Section 907	Trigger Event Procedure.	24
Section 908	Duties of Trustee and Canadian Co-Trustee Upon Trigger Event.	25
Section 909	General.	25
Section 910	Agreements of Holders and Beneficial Owners of Notes.	25
Section 911	Amendments to Limited Recourse Trust Declaration.	26

ARTICLE Ten SUBORDINATION OF NOTES		27

Section 1001	Applicability of Article Fifteen of Base Indenture.	27
Section 1002	Notes Subordinate to Deposit Liabilities and Other Indebtedness.	27

ARTICLE Eleven REDEMPTION OF NOTES		28

Section 1101	Applicability of Article Eleven of the Base Indenture.	28
Section 1102	Regulatory or Tax Redemption.	28
Section 1103	Optional Redemption.	28
Section 1104	Mandatory Redemption Upon Redemption of the Preferred Shares.	29
Section 1105	Purchase for Cancellation.	29
Section 1106	Redemption Obligations.	29
Section 1107	Redemption Generally.	29
Section 1108	Notice of Redemption.	30
Section 1109	Agreements of Holders and Beneficial Owners of Notes.	30

ARTICLE Twelve MISCELLANEOUS PROVISIONS		30

Section 1201	Ratification of Indenture.	30
Section 1202	Acceptance by Trustee and Canadian Co-Trustee.	30
Section 1203	Execution in Counterparts; E-signatures; Authorized Officer.	31
Section 1204	Indenture and Notes Solely Corporate Obligations.	31
Section 1205	Agreement of Subsequent Investors.	31
Section 1206	Waiver of Jury Trial.	31

Exhibits

Exhibit A — Form of Global Note

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FOURTH SUPPLEMENTAL INDENTURE, dated as of July 13, 2026 (this “Supplemental Indenture”), among Canadian Imperial Bank of Commerce, a Canadian chartered bank (herein called the “Bank”), having its principal executive offices located at CIBC Square, 81 Bay Street, Toronto, Ontario, Canada M5J 0E7, and The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee, security registrar, transfer agent and paying agent (the “Trustee”), and Computershare Advantage Trust of Canada, a trust company incorporated under the laws of Canada, as Canadian co-trustee (the “Canadian Co-Trustee”).

RECITALS OF THE BANK

WHEREAS, the Bank and the Trustee have heretofore executed and delivered an Indenture, dated as of November 5, 2024 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”) providing for the issuance from time to time of series of the Bank’s unsecured subordinated debt securities (hereinafter called the “Securities”);

WHEREAS, Section 901(8) of the Base Indenture provides that the Bank and the Trustee may enter into an indenture supplemental to the Base Indenture to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 611of the Base Indenture;

WHEREAS, Section 901(7) of the Base Indenture provides that the Bank and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by the Base Indenture;

WHEREAS, pursuant to Section 301 of the Base Indenture, the Bank wishes to provide for the issuance of $500,000,000 aggregate principal amount of a new series of Securities to be known as its 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (hereinafter called the “Notes”), the form of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture;

WHEREAS, the Bank wishes to appoint Computershare Advantage Trust of Canada as Canadian co-trustee with respect to the Notes under this Supplemental Indenture; and Computershare Advantage Trust of Canada wishes to accept appointment as Canadian co-trustee with respect to the Notes under this Supplemental Indenture;

WHEREAS, the Bank has requested that the Trustee and the Canadian Co-Trustee execute and deliver this Supplemental Indenture; and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Bank and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Bank, have been satisfied; and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

WHEREAS, CIBC LRCN Limited Recourse Trust, a trust established under the laws of the Province of Manitoba (the “Limited Recourse Trust”), has been established by the Limited Recourse Trustee (as defined herein) by an amended and restated declaration of trust dated as of September 14, 2020, as amended by amendment number one to amended and restated declaration of trust, dated as of September 10, 2021, and as further amended by amendment number two to amended and restated declaration of trust, dated as of November 1, 2024 (as amended, and as the same may be further amended, restated or supplemented from time to time, the “Limited Recourse Trust Declaration”); and

WHEREAS, in accordance with the terms of the Limited Recourse Trust Declaration, the Limited Recourse Trustee holds assets in the Limited Recourse Trust for the benefit of the Bank to satisfy the recourse of the Holders in respect of the Bank’s obligations in respect of the Notes under this Supplemental Indenture.

NOW, THEREFORE, WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the Holders of Notes, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101 Relation to Base Indenture.

This Supplemental Indenture is a supplement to and constitutes an integral part of the Indenture. The provisions of this Supplemental Indenture shall be applicable only to Securities originally issued on or after the date hereof.

Section 102 Appointment of Canadian Co-Trustee.

The Company hereby appoints Computershare Advantage Trust of Canada, a trust company incorporated under the laws of Canada, as Canadian Co-Trustee under the Indenture with respect to, and only with respect to, the series of Securities so designated, and by execution hereof the Canadian Co-Trustee accepts such appointment. For the avoidance of doubt, the Canadian Co-Trustee shall not act as Paying Agent, Security Registrar or Transfer Agent for the Securities issued unless so appointed by the Company. Pursuant to the Indenture, all the rights, protections, immunities and indemnities of the Trustee under the Base Indenture shall be vested in the Canadian Co-Trustee and shall apply to any action or inaction of the Trustee or the Canadian Co-Trustee (acting in any capacity hereunder) in connection herewith, including in connection with the execution and delivery of this Supplemental Indenture. Nothing in this Supplemental Indenture shall be construed to amend in any respect the rights, duties, protections, immunities and indemnities of the Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee.

Section 103 Definition of Terms.

For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) unless otherwise specified or unless the context requires otherwise, (i) all references in this Supplemental Indenture to Sections refer to the corresponding Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Supplemental Indenture; and

(d) the following terms have the meanings given to them in this Section 103(d), except as otherwise expressly provided or unless the context otherwise requires:

“Additional Amounts” has the meaning specified in Section 801(a).

“Bank” has the meaning specified in the Preamble.

“Base Indenture” has the meaning specified in the Recitals.

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in the city of New York, New York or Toronto, Ontario.

“Calculation Agent” means such bank or other entity (which may be the Bank or an Affiliate of the Bank) as may be appointed by the Bank to act as calculation agent for the Notes.

“Canadian Taxes” has the meaning specified in Section 801(a).

“Canadian Co-Trustee” means the Person named as the “Canadian Co-Trustee” in the Preamble hereto until a successor Canadian Co-Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Canadian Co-Trustee” shall mean such successor Person. If the Canadian Co-Trustee resigns or is removed pursuant to Section 610 of the Base Indenture, and the Company is not required to appoint a successor to the Canadian Co-Trustee, it need not make such appointment.

“Canadian Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under the trust indentures and of bodies corporate, including banks, issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture means (i) the applicable provisions of the Bank Act and any other statute of Canada or a province or territory thereof, and of regulations under any such statute, and (ii) the Trust Indenture Act. Obligations conferred on the Canadian Co-Trustee by application of any Trust Indenture Legislation shall mean such Trust Indenture Legislation as is applicable to the Canadian Co-Trustee.

“CAR Guideline” means OSFI’s guidelines for capital adequacy requirements for banks in Canada, as may be amended from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, and any statute hereafter enacted in substitution therefor, as such Code, or substituted statute, may be amended from time to time.

“Common Shares” means the common shares in the capital of the Bank.

“Consent Event” has the meaning specified in Section 703.

“Corporate Trust Office”, with respect to each of the Trustee and the Canadian Co-Trustee, respectively, means the principal corporate trust office of such Trustee or Canadian Co-Trustee, as applicable, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at (i) with respect to the Trustee, The Bank of New York Mellon, 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration; Email: lisa.sollitto@bny.com, and (ii) with respect to the Canadian Co-Trustee, Computershare Advantage Trust of Canada, 88A East Beaver Creek Rd, Richmond Hill, Ontario L4B 4A8 Canada, Attention: Corporate Trust Administration; Email: noticesCATC@computershare.com, or such other address as the Trustee or the Canadian Co-Trustee may designate from time to time by notice to the Holders and the Bank, or the principal corporate trust office of any successor Trustee.

“Corresponding Trust Assets” means the assets held in the Limited Recourse Trust from time to time in relation to the Notes, which may only be comprised of (i) Preferred Shares (or proceeds with respect to the subscription for units of the Limited Recourse Trust by the Bank, which are to be used by the Limited Recourse Trustee to subscribe for Preferred Shares), (ii) cash, if the Preferred Shares are redeemed for cash, or purchased for cancellation, by the Bank with prior written approval of the Superintendent (other than any portion of such cash in respect of any declared and unpaid dividends), (iii) Common Shares issued upon the conversion of the Preferred Shares into Common Shares upon an NVCC Automatic Conversion as a result of a Trigger Event (other than Dividend Common Shares, if any), or (iv) any combination thereof, depending on the circumstances. For the avoidance of doubt, at no time shall the Corresponding Trust Assets include any dividends paid on the Preferred Shares, any right to receive declared, but unpaid, dividends on the Preferred Shares, or any Dividend Common Shares.

“Dividend Common Shares” means, with respect to the Preferred Shares and a Trigger Event, that number of Common Shares, if any, issued in respect of the portion of the Share Value of the Preferred Shares equal to any declared and unpaid dividends on the Preferred Shares. For the purposes of the foregoing, the term “Share Value” shall have the meaning ascribed to it in the terms and conditions of the Preferred Shares.

“DTC” has the meaning specified in Section 203.

“Failed Coupon Payment Date” means the fifth Business Day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes in cash and has not cured such non-payment by subsequently paying such interest in cash prior to such fifth Business Day.

“FATCA Withholding Tax” has the meaning specified in Section 801(g).

“Global Note” has the meaning specified in Section 204.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release of the U.S. Federal Reserve Board of Governors, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Higher Ranked Indebtedness” at any time means all Indebtedness of the Bank then outstanding (including all Subordinated Indebtedness of the Bank then outstanding other than Junior Subordinated Indebtedness).

“Indebtedness” at any time means the deposit liabilities of the Bank at such time; and all other liabilities and obligations of the Bank to third parties (other than fines or penalties which pursuant to the Bank Act are a last charge on the assets of the Bank in the case of insolvency of the Bank and obligations to shareholders of the Bank, as such) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

“Indenture” has the meaning specified in the Recitals.

“Ineligible Government Holder” means any Person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s Securities Register of a transfer or issue of any share of the Bank to such Person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means (i) any Person whose address is in, or whom the Bank or its stock transfer agent has reason to believe is a resident of, any jurisdiction outside Canada or the United States to the extent that the issuance of Common Shares, Preferred Shares or New Preferred Shares, as the case may be, by the Bank or delivery of such shares or Common Shares by its stock transfer agent to that Person upon the exercise of rights of conversion or pursuant to an NVCC Automatic Conversion would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, or (ii) any Person to the extent that the issuance of Common Shares, Preferred Shares or New Preferred Shares, as the case may be, by the Bank or delivery of such shares or Common Shares by its stock transfer agent to that person upon the exercise of rights of conversion or pursuant to an NVCC Automatic Conversion would cause the Bank to be in violation of any law to which the Bank is subject.

“Initial Reset Date” has the meaning specified in Section 205.

“Interest Payment Date” has the meaning specified in Section 205.

“Interest Rate Calculation Date” has the meaning specified in Section 205.

“Interest Reset Date” means the Initial Reset Date and each fifth anniversary of such date thereafter occurring prior to, but excluding, the Stated Maturity (or earlier Redemption Date or repurchase date, as applicable).

“Issue Date” means July 13, 2026.

“Junior Subordinated Indebtedness” means Indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the Notes.

“Limited Recourse Trust” has the meaning specified in the Recitals.

“Limited Recourse Trust Declaration” has the meaning specified in the Recitals.

“Limited Recourse Trustee” means Computershare Trust Company of Canada until a successor Limited Recourse Trustee shall have become such pursuant to the applicable provisions of the Limited Recourse Trust Declaration, and thereafter “Limited Recourse Trustee” shall mean or include each Person who is then a Limited Recourse Trustee thereunder.

“Majority Holders” means the Holders of a majority in principal amount of the Outstanding Notes.

“Mandatory Redemption” has the meaning specified in Section 1104.

“New Preferred Shares” means a further series of Class A Preferred Shares constituted by the Board of Directors having rights, privileges, restrictions and conditions attached thereto that would qualify such shares as “Additional Tier 1 Capital” of the Bank (or its then equivalent) under the then current capital adequacy guidelines prescribed by the Superintendent or otherwise applicable to the Bank, if applicable, and if not applicable, having such rights, privileges, restrictions and conditions as the Board of Directors shall determine, provided that such shares will not, if issued, be or be deemed to be “term preferred shares” within the meaning of the Tax Act. In addition, the rights, privileges, restrictions and conditions of a series of New Preferred Shares will be such that such New Preferred Shares will not, if issued, be or be deemed to be “short-term preferred shares” within the meaning of the Tax Act.

“NVCC Automatic Conversion” means, upon the occurrence of a Trigger Event, the automatic conversion of each outstanding Preferred Share into fully-paid and non-assessable Common Shares in accordance with the terms of the Preferred Shares.

“Optional Redemption” has the meaning specified in Section 1103.

“OSFI” means the Office of the Superintendent of Financial Institutions (Canada) (or any successor thereto).

“Paying Agent” means the Trustee or any other Person authorized by the Bank to pay the principal of or any premium or interest on any Securities on behalf of the Bank and may be the Bank in such capacity.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of and interest on or the Redemption Price of the Notes are payable as contemplated by Section 203.

“Preferred Share Redemption” means any redemption by the Bank of Preferred Shares held in the Limited Recourse Trust in accordance with the terms of such Preferred Shares.

“Preferred Share Voting Event” has the meaning specified in Section 703.

“Preferred Shares” means the Bank’s Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65 (Non-Viability Contingent Capital (NVCC)).

“Rate Reset Period” means the period from, and including, the Initial Reset Date to, but excluding, the next Interest Reset Date and each five-year period thereafter from, and including, an Interest Reset Date to, but excluding, the next Interest Reset Date or the Stated Maturity (or earlier Redemption Date or repurchase date), as applicable.

“Recourse Event” means any of the following: (i) the Bank does not pay the Outstanding aggregate principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash, on the Stated Maturity, (ii) the occurrence of a Failed Coupon Payment Date, (iii) in connection with the redemption of the Notes, on the Redemption Date, the Bank does not pay the applicable Redemption Price in cash, (iv) the occurrence of an Event of Default or (v) the occurrence of a Trigger Event.

“Redemption Price,” when used with respect to any Note to be redeemed, means 100% of the aggregate of the principal amount of the Note to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Additional Tier 1” capital or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis, in each case under the CAR Guideline as interpreted by the Superintendent.

“Securities” has the meaning specified in the Recitals.

“Signature Law” has the meaning specified in Section 1203.

“Significant Shareholder” means any Person who beneficially owns directly, or indirectly through entities controlled by such Person or Persons associated with or acting jointly or in concert with such Person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act.

“Special Event Redemption” has the meaning specified in Section 1102.

“Stated Maturity” has the meaning specified in Section 202.

“surrender” or “delivery” of a Note by a Holder means: (a) with respect to any definitive Notes or Global Notes in certificated form, delivery of the certificates representing such Notes, and (b) with respect to any Notes or Global Notes in uncertificated form, delivery via DTC of a written direction signed by the Holder or Holders entitled to request that one or more actions be taken in such form as may be reasonably acceptable to the Trustee requesting one or more such actions to be taken in respect of such uncertificated Note, and the terms “surrendered” and “delivered” have meanings correlative to the foregoing.

“Tax Act” means the Income Tax Act (Canada), and any statute hereafter enacted in substitution therefor, as such Act, or substituted statute, may be amended from time to time.

“Tax Event Date” means the date on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada experienced in such matters (who may be counsel to the Bank or the Limited Recourse Trust) to the effect that:

(1) as a result of (A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation, (B) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”), or (C) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each of case (A), (B) or (C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority in Canada, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that: (I) the Bank or the Limited Recourse Trust is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes or the Preferred Shares (including dividends thereon) or other assets of the Limited Recourse Trust or the Limited Recourse Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority, or (II) the Limited Recourse Trust is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges or civil liabilities; or

(2) (A) as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of the succession), the Bank (or its successor) has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or (B) on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of the succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in Clause (2)(A) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, will result in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming that such change, amendment, application, interpretation or action is applied to the Notes by the taxing authority and that, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); and, in any such case of Clauses (2)(A) or (B), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor). For the avoidance of doubt, reasonable measures do not include a change in the terms of the Notes or a substitution of the debtor.

“Trigger Event” has the meaning set out in the CAR Guideline, which term currently provides that each of the following constitutes a Trigger Event:

(1) the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(2) a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Trigger Event Notice” has the meaning specified in Section 906.

“Trustee” means the Person named as the “Trustee” in the Preamble hereto until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Person.

“U.S. Treasury Rate” means, for any Rate Reset Period, (i) the rate per annum equal to the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately preceding the applicable Interest Rate Calculation Date appearing (or, if fewer than five Business Days so appear on the applicable Interest Rate Calculation Date, for such number of Business Days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Board of Governors of the Federal Reserve; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for five-year maturities then the “U.S. Treasury Rate” will be determined by interpolation between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the Interest Reset Date following the next succeeding Interest Rate Calculation Date (or, if there is no such Interest Reset Date, the Stated Maturity) and (B) the other maturing as close as possible to, but later than, such Interest Reset Date or Stated Maturity, as applicable, in each case for the five Business Days preceding the applicable Interest Rate Calculation Date and appearing (or, if fewer than five Business Days so appear on the applicable Interest Rate Calculation Date, for such number of Business Days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable Interest Rate Calculation Date.

If no calculation is provided as described above, then the Bank or its designee, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the U.S. Treasury Rate in its sole discretion. Notwithstanding the foregoing, if the Bank or its designee determines that the then-current interest rate cannot be determined pursuant to the methods described in Clauses (i) or (ii) above or in the preceding sentence on the applicable Interest Rate Calculation Date (such determination, a “rate substitution event”), then the Bank or its designee may determine whether there is an industry-accepted successor rate to the U.S. Treasury Rate (or the then-current reset reference rate) (such industry-accepted successor rate, the “replacement rate”). If the Bank or its designee determines that there is such a replacement rate, then such replacement rate will replace the U.S. Treasury Rate (or then-current reset reference rate) for all purposes relating to the Notes in respect of such determination on such Interest Rate Calculation Date and all determinations on all subsequent Interest Rate Calculation Dates. If a replacement rate is utilized in accordance with the foregoing, the Bank or its designee in its sole discretion may adopt or make changes to any Interest Payment Date, Interest Rate Calculation Date, Interest Reset Date, other relevant date, Business Day convention, interest period or Rate Reset Period, the manner, timing and frequency of determining rates and amounts of interest that are payable on the Notes and the conventions relating to such determination, rounding conventions and any other relevant methodology for calculating such replacement rate, including any adjustment factor needed to make replacement rate comparable to the U.S. Treasury Rate, in a manner that is consistent with industry accepted practices for such replacement rate. If the Bank or its designee determines that there is no such replacement rate, then the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

Section 104 Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 105 Conflict with Base Indenture.

If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

Section 106 Provisions of Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 107 Separability Clause.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 108 Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, except for Section 301(b) and Article Fifteen of the Base Indenture, and Sections 903, 904, 905, 906, 909, 910, and 1002 of this Supplemental Indenture, which shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 109 Meaning of “proportionate share of the Corresponding Trust Assets”.

Wherever used in this Supplemental Indenture, the phrase “proportionate share of the Corresponding Trust Assets” shall mean, with respect to each Holder:

(1) in the case of a Recourse Event other than the occurrence of a Trigger Event,

(A) where the Corresponding Trust Assets include Preferred Shares, one Preferred Share for each $1,000 principal amount of Notes held by such Holder, or

(B) where the Corresponding Trust Assets include cash from the redemption of the Preferred Shares, such Holder’s pro rata share (in proportion to the aggregate principal amount of Notes held by such Holder relative to the aggregate principal amount of Outstanding Notes at such time) of such cash (but excluding any cash paid upon the redemption of the Preferred Shares that is attributable to the value of declared and unpaid dividends on the Preferred Shares at the time of redemption); and

(2) in the case of a Recourse Event that is the occurrence of a Trigger Event, for each $1,000 principal amount of Notes held by such Holder, the number of Common Shares issued to the Limited Recourse Trustee upon an NVCC Automatic Conversion for one Preferred Share (but excluding any Dividend Common Shares).

ARTICLE Two

THE NOTES

Section 201 Designation and Principal Amount.

There is hereby authorized a series of Securities designated as the 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) having an aggregate principal amount of $500,000,000 (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for Notes which, pursuant to Section 303 of the Base Indenture are deemed to never have been authenticated and delivered under the Base Indenture). The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is $500,000,000.

Section 202 Maturity.

The date upon which the Notes shall become due and payable at Stated Maturity, together with any accrued and unpaid interest then owing, is January 28, 2087.

Section 203 Form, Payment and Appointment.

Except as provided in Section 305 of the Base Indenture, the Notes shall be issued only in book-entry form and shall be represented by one or more Global Notes registered in the name of or held by The Depository Trust Company (and any successor thereto) (“DTC”) or its nominee. Principal or the Redemption Price or repurchase price, if any, of a Note shall be payable to the Person in whose name that Note is registered on the Stated Maturity or Redemption Date or repurchase date, as the case may be; provided that principal or the Redemption Price, if any, of and interest on the Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee shall be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Notes. The principal of any certificated Notes shall be payable at the Place of Payment set forth below; provided, however, that payment of interest may be made at the option of the Bank by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment.

The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A. The Security Registrar, Transfer Agent and Paying Agent for the Notes initially shall be the Trustee. The Place of Payment for the Notes initially shall be the Corporate Trust Office of the Trustee.

The Notes shall be issuable and may be transferred only in minimum denominations of $200,000 or any amount in excess thereof that is an integral multiple of $1,000. The amounts payable with respect to the Notes shall be payable in U.S. dollars.

Section 204 Global Note.

The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Bank may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Bank or to a nominee of such successor Depositary.

Section 205 Interest.

The Notes shall bear interest on their principal amount (i) from, and including, the Issue Date to, but excluding, January 28, 2032 (the “Initial Reset Date”), at a fixed rate of 6.750% per annum, and (ii) from, and including, the Initial Reset Date, during each Rate Reset Period, at a rate per annum equal to the U. S. Treasury Rate on the Interest Rate Calculation Date immediately preceding the applicable Interest Reset Date plus 2.499%. For each Rate Reset Period, the U. S. Treasury Rate shall be determined by the Calculation Agent on the third Business Day immediately preceding the applicable Interest Reset Date (each such date, an “Interest Rate Calculation Date”).

Interest on the Notes shall be payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each year (each, an “Interest Payment Date”), commencing on October 28, 2026.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for such interest. The “Regular Record Date” for the Notes means the close of business on the day immediately preceding each Interest Payment Date (or if the Notes are held in definitive form, the 15th calendar day preceding the applicable Interest Payment Date whether or not a Business Day). However, interest shall be paid on the Stated Maturity (or any Redemption Date or repurchase date, as applicable) to the same Persons to whom the principal shall be payable.

If any Interest Payment Date falls on a day that is not a Business Day for the Notes, the Bank shall postpone the making of such interest payment to the next succeeding Business Day (and no interest shall be paid in respect of the delay).

The term “interest period” for the Notes means the period from, and including, any Interest Payment Date (or, with respect to the initial interest period only, commencing on the Issue Date) to, but excluding, the next succeeding Interest Payment Date, and in the case of the final such interest period, the Maturity (or, if applicable, the Redemption Date or repurchase date).

Interest on the Notes shall be calculated and paid on the basis of a 360-day year of twelve 30-day months. For the avoidance of doubt, interest payments shall not be deferrable.

Interest on the Notes shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by the United States law of general application. In no event shall the interest rate on the Notes be less than zero.

All percentages resulting from any calculation relating to a Note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a Note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Each calculation of the interest rate on the Notes will, in the absence of manifest error, be final and binding on holders of Notes, the Trustee, the Canadian Co-Trustee, the paying agent and the Bank. Any other determination, decision or selection that may be made by us or the Calculation Agent, pursuant to the provisions of the Notes (including provisions relating to a rate substitution event and any U.S. Treasury Rate adjustments, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in our or such agent’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this Indenture or the Notes, shall become effective without consent from the Holders of the Notes or any other party.

Section 206 No Repayment at the Option of Holders.

The provisions of Article Twelve of the Base Indenture relating to purchases or repayments of Securities by the Bank at the option of the Holder shall not be applicable to the Notes.

Section 207 No Sinking Fund.

The provisions of Article Thirteen of the Base Indenture relating to sinking funds shall not be applicable to the Notes.

Section 208 Defeasance and Covenant Defeasance.

The provisions of Article Fourteen of the Base Indenture relating to Defeasance and Covenant Defeasance shall not be applicable to the Notes.

Section 209 Amendments.

Notwithstanding any other provision of the Indenture or the Notes, the Bank shall not, without the prior written approval of the Superintendent, amend or vary terms of the Notes that would affect the recognition of the Notes as regulatory capital under capital adequacy requirements adopted by the Superintendent.

ARTICLE Three

FORM OF NOTES

Section 301 Form of Notes.

The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached hereto as Exhibit A, with such changes therein as the officer of the Bank executing the Notes (by manual, facsimile or other electronic format (ie. “.pdf” or “.tif”) signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE Four

ISSUE OF NOTES

Section 401 Issue of Notes.

Notes having an aggregate principal amount of $500,000,000 may, upon execution of this Supplemental Indenture, be executed by the Bank and delivered to the Trustee for authentication, and upon Bank Order the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Bank Order pursuant to Section 303 of the Base Indenture without any further action by the Bank (other than as required by the Base Indenture).

ARTICLE Five

REMEDIES

Section 501 Applicability of Article Five of Base Indenture.

For the avoidance of doubt, except as set forth in this Article Five, Article Five of the Base Indenture applies to the Notes.

Section 502 Events of Default.

Notwithstanding any other provisions of the Indenture or the Notes, and for the avoidance of doubt, none of (i) the non-payment of principal or interest on the Notes, (ii) a default in the performance of any other covenant of the Bank in the Indenture or (iii) the occurrence of a Trigger Event (including an NVCC Automatic Conversion) shall constitute an Event of Default under the Indenture or in respect of the Notes.

In addition, by acquiring any Note, each Holder and beneficial owner of such Note or any interest therein, including any Person acquiring any such Note or interest therein after the date hereof, is deemed to irrevocably acknowledge and agree with and for the benefit of the Bank and the Trustee and the Canadian Co-Trustee that a Trigger Event (including an NVCC Automatic Conversion) shall not give rise to an Event of Default or a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Section 503 Recourse to Corresponding Trust Assets Is Sole Remedy.

For purposes of the Notes, Section 502 of the Base Indenture is hereby replaced in its entirety as follows:

“Notwithstanding any other provision in the Indenture or the Notes, by acquiring any Note, each Holder and beneficial owner of such Note or any interest therein, including any Person acquiring any such Note or interest therein after the date hereof, is deemed to irrevocably acknowledge and agree with and for the benefit of the Bank, the Trustee and the Canadian Co-Trustee that the delivery of such Holder’s proportionate share of the Corresponding Trust Assets to such Holder shall exhaust all remedies of such Holder under the Notes including in connection with any Event of Default. All claims of a Holder against the Bank under the Notes shall be extinguished upon receipt by such Holder of such Holder’s proportionate share of the Corresponding Trust Assets. If the Limited Recourse Trustee fails to deliver, or the Bank fails to cause the Limited Recourse Trustee to deliver, a Holder’s proportionate share of the Corresponding Trust Assets to such Holder, the sole remedy of such Holder for any claims against the Bank shall be recourse to such Holder’s proportionate share of the Corresponding Trust Assets.

For the avoidance of doubt, the delivery of a Holder’s proportionate share of the Corresponding Trust Assets to such Holder shall be deemed to be in full satisfaction of the Notes and shall exhaust all remedies of such Holder against the Bank. In the case of any shortfall resulting from the value of the Corresponding Trust Assets being less than the principal amount of and any accrued and unpaid interest on, or the Redemption Price of, the Notes held by such Holder, all losses arising from such shortfall shall be borne by such Holder and no claim may be made against the Bank.”

Section 504 Suits for Enforcement by Trustee.

For purposes of the Notes, Section 503 of the Base Indenture is hereby replaced in its entirety as follows:

“If an Event of Default occurs and is continuing and the Limited Recourse Trustee fails to deliver a Holder’s proportionate share of the Corresponding Trust Assets to such Holder, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, provided that, for the avoidance of doubt, any remedies and any claims against the Bank shall be subject to the limitations set out in Section 503.”

Section 505 Application of Money or Corresponding Trust Assets Collected.

For purposes of the Notes, Section 506 of the Base Indenture is hereby replaced in its entirety as follows:

“Any money or Corresponding Trust Assets collected by the Trustee or the Canadian Co-Trustee pursuant to the Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or Corresponding Trust Assets on account of principal or interest or of the Redemption Price, as the case may be, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee and the Canadian Co-Trustee under Section 607 of the Base Indenture; provided that the Trustee is not obligated to accept any non-cash Corresponding Trust Assets as payment for the foregoing amounts;

SECOND: To the payment of the amounts then due and unpaid on account of the principal amount (including any portion of the Redemption Price representing principal) of the Notes in respect of which or for the benefit of which such money or Corresponding Trust Assets has been collected; and

THIRD: To the payment of the amounts then due and unpaid on account of interest (including any portion of the Redemption Price representing interest), on the Notes in respect of which or for the benefit of which such money or Corresponding Trust Assets has been collected.”

Section 506 Limitation on Suits.

For purposes of the Notes, Section 507 of the Base Indenture is hereby replaced in its entirety as follows:

“No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee and the Canadian Co-Trustee of a continuing Event of Default or a failure of the Limited Recourse Trustee to deliver such Holder’s proportionate share of the Corresponding Trust Assets to such Holder;

(2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee and/or the Canadian Co-Trustee to institute proceedings in respect of such Event of Default or failure of the Limited Recourse Trustee to deliver the proportionate share of the Corresponding Trust Assets to a Holder, in one or both of the Trustee’s and/or the Canadian Co-Trustee’s own name as Trustee or Canadian Co-Trustee, as the case may be, hereunder;

(3) such Holder or Holders have offered to the Trustee and/or the Canadian Co-Trustee, as the case may be, full indemnity and/or security against reasonable costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee and/or the Canadian Co-Trustee, as the case may be, for 90 days after its receipt of such notice, request and offer of indemnity has not taken action to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee and/or the Canadian Co-Trustee, as the case may be, during such 90-day period by the Majority Holders;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.”

Section 507 Delay or Omission Not Waiver.

For purposes of the Notes, Section 511 of the Base Indenture is hereby replaced in its entirety as follows:

“No delay or omission of the Trustee, the Canadian Co-Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default or failure of the Limited Recourse Trustee to deliver the proportionate share of the Corresponding Trust Assets to a Holder, shall impair any such right or remedy or constitute a waiver of any such Event of Default or failure or an acquiescence therein; and, subject to Section 506 of this Supplemental Indenture, every right and remedy given by the Indenture or by law to the Trustee, the Canadian Co-Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee, the Canadian Co-Trustee or by the Holders, as the case may be.”

Section 508 Waiver of Claims Relating to a Trigger Event.

To the extent permitted by the Trust Indenture Act, a Holder or beneficial owner waives any and all claims against the Trustee and the Canadian Co-Trustee for, agrees not to initiate a suit against them in respect of, and agrees that the Trustee and the Canadian Co-Trustee shall not be liable for, any action that either may take, or abstain from taking, in either case in connection with the receipt by Holders of the Corresponding Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held by the Limited Recourse Trust pursuant to an NVCC Automatic Conversion) upon a Trigger Event.

Section 509 Rights of Holders to Receive Principal Amount and Interest or Redemption Price.

For purposes of the Notes, Section 508 of the Base Indenture is hereby replaced in its entirety as follows:

“The Holder of any Note shall have the right to receive payment of: (i) the principal amount of and any accrued and unpaid interest on such Note on the Stated Maturity or upon the occurrence of any Recourse Event, or (ii) in the case of a redemption, the Redemption Price for such Note on the Redemption Date (or such other date specified in this Indenture) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder, provided, however, that the sole remedy of Holders if the Bank does not make such payment shall be recourse to the Corresponding Trust Assets.”

ARTICLE Six

SATISFACTION AND DISCHARGE

Section 601 Applicability of Article Four of the Base Indenture.

The provisions of Article Four of the Base Indenture shall be replaced in their entirety by this Article Six for the purposes of the Notes.

Section 602 Satisfaction and Discharge of Indenture.

For purposes of the Notes, Section 401 of the Base Indenture is hereby replaced in its entirety as follows:

“The Indenture shall upon Bank Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee and the Canadian Co-Trustee, at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when

(1) either:

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture and (ii) Notes for whose payment money has theretofore been irrevocably deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust, as provided in Section 1003 of the Base Indenture or Section 704 hereof, as the case may be) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and (i) the Bank has deposited or caused to be deposited with the Trustee in trust funds in an amount sufficient to discharge the entire indebtedness on such Notes for principal amount and interest to the Stated Maturity or to the Redemption Date or repurchase date, as the case may be, or (ii) in the event of a Recourse Event, all Corresponding Trust Assets which Holders of such Notes are entitled to receive under Section 902 hereof have been delivered to Holders of Notes;

(2) the Bank has paid or caused to be paid all other sums payable hereunder by the Bank; and

(3) the Bank has delivered to the Trustee and the Canadian Co-Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Bank to the Trustee and the Canadian Co-Trustee under Section 607 of the Base Indenture and, if money or Corresponding Trust Assets shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (1) of this Section 602, the rights and obligations of the Trustee and the Canadian Co-Trustee under Section 603 and Section 704 hereof and Section 607 and the last paragraph of Section 1003 of the Base Indenture shall survive.”

Section 603 Application of Trust Money or Corresponding Trust Assets.

For purposes of the Notes, Section 402 of the Base Indenture is hereby replaced in its entirety as follows:

“Subject to the last paragraph of Section 1003 of the Base Indenture and Section 704 hereof, all money or Corresponding Trust Assets deposited with the Trustee pursuant to Section 602 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Bank acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal amount and interest, for whose payment such money or Corresponding Trust Assets has been deposited with the Trustee.”

ARTICLE Seven

TRUSTEE and Canadian Co-trustee

Section 701 Money or Corresponding Trust Assets Held in Trust.

The Limited Recourse Trustee may hold assets in the Limited Recourse Trust in respect of more than one series of limited recourse capital notes and the assets (including the Bank’s preferred shares) for each such series will be held separate from the assets for other series.

Section 702 Conflicting Interests.

To the extent permitted by the Trust Indenture Act, neither the Trustee nor the Canadian Co-Trustee shall be deemed to have a conflicting interest hereunder in the event appointed as a trustee under the Limited Recourse Trust Declaration.

Subject to Section 608 of the Base Indenture, the same Person may be named as the Trustee or Canadian Co-Trustee and the Limited Recourse Trustee. Notwithstanding any conflict of interest of the Trustee or Canadian Co-Trustee, the Indenture and the Notes shall remain valid.

Section 703 Trustee and Canadian Co-Trustee to Provide Instructions Upon Request of the Bank.

If at any time the Bank requests instructions from the Trustee or the Canadian Co-Trustee, as applicable, pursuant to a Bank Order as required under the Limited Recourse Trust Declaration (i) in respect of statutory voting rights or voting rights conferred by the bylaws of the Bank in respect of Preferred Shares held by the Limited Recourse Trustee and a meeting of holders of the Bank’s preferred shares, including the holders of Preferred Shares, has been called or a written consent is sought from the holders of the Bank’s preferred shares, including the holders of Preferred Shares (each a “Preferred Share Voting Event”) or (ii) in respect of any consent or approval of Holders required under the terms of the Limited Recourse Trust Declaration and the Indenture in respect of an amendment to the Limited Recourse Trust Declaration (each a “Consent Event”), the Trustee or the Canadian Co-Trustee, as applicable, shall provide notice of such Preferred Share Voting Event or Consent Event, as applicable, to the Holders and solicit voting instructions from such Holders in respect of such matters for the purpose of preserving the value of the Holders’ interest in the Notes. In respect of each Preferred Share Voting Event and Consent Event, each Holder shall be entitled to provide instructions in proportion to the aggregate principal amount of Notes held by such Holder.

The Trustee or the Canadian Co-Trustee, as applicable, shall deliver to the Bank the voting instructions received from the Holders and the Bank shall direct the Limited Recourse Trustee to (i) vote the Preferred Shares, in respect of each Preferred Share Voting Event, then held by the Limited Recourse Trustee in accordance with such voting instructions (it being understood that the Limited Recourse Trustee shall be directed to vote the Preferred Shares in favor of, against and abstain on, any matter in the same proportion as voted or abstained on by the Holders of Notes) or (ii) take such action, or abstain from taking such action, as the case may be, that is the subject matter of the applicable Consent Event and is approved by the consent of the Holders of Notes of the requisite principal amount of Outstanding Notes in accordance with Section 911 hereof.

Section 704 Corresponding Trust Assets for Notes Payments to be Held in Trust.

Subject to applicable laws, any Corresponding Trust Assets deposited with the Trustee or any Paying Agent in trust to be applied in the manner provided herein and remaining unclaimed for two years after such principal amount, interest or the Redemption Price has become due and payable shall be paid to the Bank on Bank Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Bank for payment or delivery thereof, and all liability of the Trustee, the Canadian Co-Trustee or such Paying Agent with respect to such Corresponding Trust Assets, shall thereupon cease; provided, however, that the Trustee, the Canadian Co-Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Bank cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of Toronto, Ontario, Canada, notice that such Corresponding Trust Assets remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such Corresponding Trust Assets then remaining will be paid to the Bank.

Section 705 Calculation of Proportionate Share of Corresponding Trust Assets.

Neither the Trustee nor the Canadian Co-Trustee shall have any duty or obligation in respect of the calculation or determination (including but not limited to the accuracy of such calculation or determination) of the proportionate share of the Corresponding Trust Assets of each Holder of Notes, nor shall the Trustee or the Canadian Co-Trustee be liable for any inaccuracy in connection therewith.

Section 706 Corporate Trustee Required; Eligibility.

For purposes of the Notes, Section 609 of the Base Indenture is hereby replaced in its entirety as follows:

“There shall at all times be a Trustee hereunder with respect to the Notes under this Supplemental Indenture. Any Trustee or co-trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $15,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 706 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section 706, it shall resign immediately in the manner and with the effect hereinafter specified in Article Six of the Base Indenture.

For so long as required by Canadian Trust Indenture Legislation, there shall be a Canadian Co-Trustee with respect to the Notes under this Supplemental Indenture. The Canadian Co-Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of Ontario to carry on the business of a trust company therein. If at any time the Canadian Co-Trustee shall cease to be eligible in accordance with this Section 706, it shall, subject to applicable requirements of Canadian Trust Indenture Legislation, resign immediately in the manner and with the effect hereinafter specified in Section 610 of the Base Indenture.

The provisions of this Section 706 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.”

Section 707 Co-Trustees.

(1) The rights, duties, protections, immunities and indemnities conferred and imposed upon the Trustee are conferred and imposed upon and may be exercised and performed by the Trustee and the Canadian Co-Trustee individually, except to the extent either the Trustee or the Canadian Co-Trustee are required under applicable law to perform such acts jointly, and neither the Trustee nor the Canadian Co-Trustee shall be liable or responsible for the acts or omissions of the other trustee. Unless the context implies or requires otherwise, any written notice, request, direction, certificate, instruction, opinion, Board Resolution or other document (each such document, a “Writing”) delivered pursuant to any provision of this Indenture to the Trustee shall be deemed for all purposes of this Indenture as delivery of such Writing to the Trustee and the Canadian Co-Trustee.

(2) For avoidance of doubt, the provisions of Sections 610, 611 and 612 of the Base Indenture shall apply to the Canadian Co-Trustee. The Bank at any time, by an instrument in writing executed by it, may accept the resignation of, or remove, the Canadian Co-Trustee (or other co-trustee appointed by it) under the Indenture. Upon the written request of the Bank, the Trustee shall join with the Bank in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to the Canadian Co-Trustee (or other co-trustee) so resigned or removed may be appointed in the manner provided in Sections 610 and 611 of the Base Indenture. If a Canadian Co-Trustee is no longer required by Canadian Trust Indenture Legislation, then the Bank by a Board Resolution, may remove the Canadian Co-Trustee after giving 30 days’ notice to Holders.

(3) To the extent permitted by law, the Canadian Co-Trustee (or other co-trustee) may, at any time, appoint the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or with respect to this Indenture on its behalf and in its name.

ARTICLE Eight
COVENANTS

Section 801 Additional Amounts.

(1) The Bank will pay any and all amounts on the Notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax (“Canadian Taxes”), unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires the Bank to deduct or withhold for or on account of Canadian Taxes from any payment made under or in respect of the Notes, the Bank will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each Holder (including Additional Amounts), after such deduction or withholding of Canadian Taxes, shall not be less than the amount the Holder would have received had no such deduction or withholding of Canadian Taxes been required.

However, no Additional Amounts will be payable with respect to a payment made to a Holder or a beneficial owner of a Note:

(A) which does not deal at arm’s length (for the purposes of the Tax Act) with the Bank at the time the amount is paid or payable or is, or does not deal at arm’s length with any Person who is, a “specified shareholder” of the Bank for purposes of the thin capitalization rules in the Tax Act;

(B) which is subject to such Canadian Taxes by reason of the Holder or beneficial owner being a “specified entity” in respect of the Bank as defined in the rules in the Tax Act with respect to “hybrid mismatch arrangements”, is subject to such Canadian Taxes by reason of the Holder or beneficial owner being a “reverse hybrid entity” (within the meaning of subsection 18.4(1) of the Tax Act, as proposed to be amended by the draft legislative proposals released on January 29, 2026, as may be further proposed to be amended), or is subject to such Canadian Taxes by reason of such payment being considered to arise under an “imported hybrid arrangement” for purposes of section 18.4 of the Tax Act as it is proposed to be amended by the draft legislative proposals released on January 29, 2026, as may be further proposed to be amended;

(C) which is subject to such Canadian Taxes by reason of the Holder or beneficial owner thereof (or any fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder; or

(D) which is subject to such Canadian Taxes by reason of the Holder’s or beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes or is otherwise reasonably requested by us to support a claim for relief or exemption from such tax.

In addition, Additional Amounts will not be payable:

(E) if the Holder of such Notes is not the sole beneficial owner of such payments, or is a fiduciary or partnership, to the extent that any beneficial owner, beneficiary or settlor with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settlor, partner or member received directly its beneficial or distributive shares of such payments;

(F) with respect to any Canadian Taxes which are payable otherwise than by withholding from payments made under or in respect of the Notes;

(G) with respect to any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

(H) with respect to any Canadian Taxes that would not have been imposed but for the presentation by the Holder of a Note for payment more than 30 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(I) with respect to any Canadian Taxes required to be deducted or withheld by any paying agent from a payment on a Note, if such payment can be made without such deduction or withholding by any other paying agent;

(J) with respect to any tax, assessment, withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any successor version thereof, or any similar legislation imposed by any other governmental authority (the “Code”), any agreements entered into pursuant to current Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation adopted pursuant to any intergovernmental agreement, treaty, or convention among governmental authorities entered into in connection with the implementation of the foregoing, and including for greater certainty, Part XVIII and Part XIX of the Tax Act and any rules or practices adopted pursuant to any of them (“FATCA”), or any taxes or penalties that arise from the Holder or beneficial owner’s failure to properly comply with its obligations with respect to FATCA or the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada); or

(K) any combination of the items listed above.

(2) The Bank will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(3) The Bank will furnish to the Trustee, the Canadian Co-Trustee and Holders of the relevant Notes, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Bank to the relevant taxation authority.

(4) The Bank will indemnify and hold harmless each Holder (except in the circumstances where no Additional Amounts would be payable) from and against, and upon written request reimburse each such Holder for the amount (excluding any Additional Amounts that have previously been paid by the Bank with respect thereto) of: (a) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments of principal or interest made by or on behalf of the Bank under or with respect to the Notes; (b) any penalties and interest arising therefrom or with respect thereto; and (c) any Canadian Taxes imposed with respect to any reimbursement under (a) or (b), but excluding any such Canadian Taxes on such Holder’s net income or capital.

(5) In any event, no Additional Amounts or indemnity amounts will be payable under the provisions described above in respect of any Note in excess of the Additional Amounts and the indemnity amounts which would be required if, at all relevant times, the beneficial owner of such Note were a resident of the United States for purposes of, and was entitled to all of the benefits of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts and indemnity amounts discussed in the preceding sentence of this Section 801(5), the Additional Amounts or indemnity amounts received by certain Holders or beneficial owners of the Notes may be less than the amount of Canadian Taxes withheld or deducted or the amount of Canadian Taxes (and related amounts) levied or imposed, as the case may be, and, accordingly, the net amount received by such Holders of those Notes will be less than the amount such Holders would have received had there been no such withholding or deduction in respect of Canadian Taxes or had such Canadian Taxes (and related amounts) not been levied or imposed.

(6) Wherever in the Indenture there is mentioned, in any context, the payment of principal or interest or any other amount payable under or with respect to a Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable as set forth in this Section 801.

(7) In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs of this subsection shall be deemed to be references to the jurisdiction of organization of the successor entity.

Section 802 No Restriction on Other Indebtedness.

The Bank may create, issue or incur any other Indebtedness which, in the event of the insolvency or winding-up of the Bank, would rank in right of payment in priority to, equally with, or subordinate to the Notes.

ARTICLE Nine

LIMITED RECOURSE TRUST

Section 901 Satisfaction of Payment Obligations with Corresponding Trust Assets.

Notwithstanding any other provision in the Indenture, the sole remedy of Holders in the event of a Recourse Event (including, for the avoidance of doubt, the non-payment of the principal amount of, interest on or the Redemption Price for the Notes when due or the occurrence of a Trigger Event) shall be recourse to the Corresponding Trust Assets. Upon any such Recourse Event, the principal amount of, and accrued and unpaid interest (if any) on, the Notes will become due and payable without any declaration or other act on the part of the Trustee, the Canadian Co-Trustee or any Holders; provided that recourse for such principal amount and accrued and unpaid interest shall be solely to the Corresponding Trust Assets. The delivery to a Holder of such Holder’s proportionate share of the Corresponding Trust Assets shall exhaust all remedies of such Holder under the Notes in connection with any Recourse Event. All claims of a Holder against the Bank shall be extinguished upon receipt by such Holder of such Holder’s proportionate share of the Corresponding Trust Assets. The delivery of a Holder’s proportionate share of the Corresponding Trust Assets to such Holder shall be deemed to be in full satisfaction of the Notes and shall exhaust all remedies of such Holder against the Bank in accordance with Section 503 regardless of whether the value of such Corresponding Trust Assets is less than the principal amount of and any accrued and unpaid interest on the Notes or the Redemption Price of the Notes, as applicable. Upon the distribution of the Corresponding Trust Assets to the Holders, the Bank will instruct the Trustee to cancel the corresponding Notes.

Section 902 Corresponding Trust Assets.

(1) In connection with the issuance of the Notes, the Bank will cause the Limited Recourse Trustee to hold Corresponding Trust Assets in the Limited Recourse Trust, that will, on the Issue Date, consist of 500,000 Preferred Shares.

(2) From and after the Issue Date, in the event of a Recourse Event, each Holder will be entitled to receive from the Limited Recourse Trustee, such Holder’s proportionate share of the Corresponding Trust Assets.

(3) Upon the occurrence of a Recourse Event that is a Trigger Event and immediately following an NVCC Automatic Conversion, each Holder will be entitled to receive from the Limited Recourse Trustee, such Holder’s proportionate share of the Corresponding Trust Assets (subject to Section 903) (which shall be the fully-paid and non-assessable Common Shares (other than any Dividend Common Shares) then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion).

(4) In accordance with the Limited Recourse Trust Declaration and subject to the provisions thereof, the Bank shall not permit the Limited Recourse Trustee to distribute any Corresponding Trust Assets other than (i) cash that does not constitute proceeds of a Preferred Share Redemption or purchase for cancellation of Preferred Shares (other than any portion of such proceeds in respect of any accrued and unpaid dividends), and (ii) in connection with the redemption or cancellation of any Notes or the redemption of the Preferred Shares pursuant to any Preferred Share Redemption. Notwithstanding the foregoing, the Limited Recourse Trustee shall remain free to distribute the Corresponding Trust Assets to Holders upon a Recourse Event and to distribute, at any time, to the Bank as sole unitholder of the Limited Recourse Trust (a) any dividends declared and paid on the Preferred Shares while held by the Limited Recourse Trustee, (b) the proceeds of the sale of any Dividend Common Shares issued to the Limited Recourse Trustee upon an NVCC Automatic Conversion, and (c) cash received upon any Preferred Share Redemption in respect of any accrued and unpaid dividends.

(5) If a Recourse Event occurs, the Bank will, no later than one Business Day after the occurrence of such Recourse Event, notify the Limited Recourse Trustee and the Trustee and the Canadian Co-Trustee in writing of the occurrence of such Recourse Event, and the Bank will take any necessary actions to cause the Limited Recourse Trustee to deliver to each Holder such Holder’s proportionate share of the Corresponding Trust Assets in accordance with the terms of the Limited Recourse Trust Declaration and the Indenture.

Section 903 Right Not to Deliver Common Shares or Preferred Shares.

Notwithstanding any other provision in the Indenture or the Limited Recourse Trust Declaration, the Bank reserves the right not to (i) deliver Common Shares or Preferred Shares to any Person whom the Bank or its stock transfer agent has reason to believe is an Ineligible Person or any Person who, by virtue of that delivery, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Common Shares or Preferred Shares to any person whom the Bank or its stock transfer agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its stock transfer agent by or on behalf of such person. In such circumstances, the Bank or its stock transfer agent will hold, as agent for such Persons, the Common Shares or Preferred Shares that would have otherwise been delivered to such Persons and will attempt to facilitate the sale of such Common Shares or Preferred Shares to parties other than the Limited Recourse Trust or the Bank and its Affiliates on behalf of such Persons through a registered dealer to be retained by the Bank on behalf of such Persons. Those sales (if any) may be made at any time and at any price as the Bank (or its stock transfer agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its stock transfer agent shall be subject to any liability for failure to sell any such Common Shares or Preferred Shares on behalf of such Persons or at any particular price on any particular day. The net proceeds received by the Bank or its stock transfer agent from the sale of any such Common Shares or Preferred Shares will be divided among the applicable Persons in proportion to the number of Common Shares or Preferred Shares that would otherwise have been delivered to any such Person after deducting the costs of sale and any applicable withholding taxes. The Bank shall deliver a check or send a wire transfer in immediately available funds representing the aggregate net proceeds to the Depository (if the Common Shares or Preferred Shares are then held in the form of one or more global securities) or in all other cases to such Persons in accordance with the regular practices and procedures of the Depository or otherwise.

Section 904 Trigger Event.

Upon the occurrence of a Trigger Event and immediately following an NVCC Automatic Conversion, the Corresponding Trust Assets will consist of Common Shares, and each Holder will be entitled to receive from the Limited Recourse Trustee, such Holder’s proportionate share of the Corresponding Trust Assets (excluding, for the avoidance of doubt, any Dividend Common Shares), subject to Section 903.

Section 905 Conversion Rate.

The number of Common Shares that will be held in the Limited Recourse Trust following an NVCC Automatic Conversion and immediately before the delivery of the Common Shares (other than any Dividend Common Shares) to Holders will be equal to the product of (a) the number of Preferred Shares held in the Limited Recourse Trust immediately prior to an NVCC Automatic Conversion, times (b) the quotient obtained by dividing (i) the Multiplier multiplied by the Share Value, by (ii) the Conversion Price (rounding down, if necessary to the nearest whole number of Common Shares). For the purposes of this Section 905, the terms “Multiplier,” “Share Value” and “Conversion Price” shall have the respective meanings ascribed to them in the terms and conditions applicable to the Preferred Shares.

Each Holder shall receive the number of Common Shares (subject to Section 903 and excluding any Dividend Common Shares) in proportion to the principal amount of the Outstanding Notes held by each Holder. For the avoidance of doubt, any accrued and unpaid interest will not be taken into account.

Section 906 Time of Delivery.

The delivery of the Common Shares is deemed to be effected immediately following the occurrence of an NVCC Automatic Conversion and the Person or Persons entitled to receive Corresponding Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion (other than any Dividend Common Shares)) upon a Recourse Event that is a Trigger Event shall be treated for all purposes as having become the holder or holders of record of such Common Shares at such time. Subject to Section 903, as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the applicable Recourse Event by way of a press release and shall give notice (a “Trigger Event Notice”) of the delivery of the Common Shares in accordance with the provisions of Section 106 of the Base Indenture to the Holders, the Trustee and the Canadian Co-Trustee. Immediately following the NVCC Automatic Conversion, any certificates representing the Notes shall represent the right to receive upon surrender thereof the applicable number of Common Shares as specified in Section 905. The provisions hereof shall be mandatory and binding upon the Bank, the Trustee, the Canadian Co-Trustee and all Holders notwithstanding anything else including, without limitation: (i) the existence or prior occurrence of an Event of Default in respect of the Notes; (ii) any prior action to or in furtherance of a redeeming, exchanging or converting the Notes pursuant to the other terms and conditions of the Indenture and (iii) any delay or impediment to the issuance of the Common Shares pursuant to an NVCC Automatic Conversion or the delivery of the Common Shares to the Holders.

Section 907 Trigger Event Procedure.

(1) If the Notes are held in the form of one or more Global Notes at the time of the Trigger Event, within two Business Days of its receipt of the Trigger Event Notice, the Trustee shall, acting pursuant to the Indenture, cause such notice to be transmitted to DTC to be delivered by DTC to its direct participants holding the Notes at such time.

(2) If the Notes are held in definitive form at the time of the Trigger Event, the Bank will deliver to Holders a notice describing, among other things, how the Bank intends to cause the Limited Recourse Trustee to deliver the evidence of beneficial ownership of the Common Shares and requesting such Holders to provide the Bank with their relevant securities account information for purposes of receiving such evidence of beneficial ownership.

(3) The Bank shall have no liability to any Holder or beneficial owner of the Notes from any delay in the receipt of the evidence of beneficial ownership of the Common Shares resulting from the Bank’s compliance with applicable operational and legal requirements.

Section 908 Duties of Trustee and Canadian Co-Trustee Upon Trigger Event.

Upon receipt by Holders of their proportionate share of the Corresponding Trust Assets from the Limited Recourse Trustee, neither the Trustee nor the Canadian Co-Trustee shall be required to take any further directions from Holders or beneficial owners of the Notes under the Indenture. The Indenture shall impose no duties upon the Trustee or the Canadian Co-Trustee whatsoever with respect to any calculations in connection with an NVCC Automatic Conversion or delivery of Common Shares upon a Trigger Event (except for the delivery of a notice by the Trustee to DTC following a Trigger Event pursuant to Section 907).

Section 909 General.

(1) The delivery to a Holder of its proportionate share of the Corresponding Trust Assets (which shall be fully-paid and non-assessable Common Shares then held by the Limited Recourse Trustee pursuant to an NVCC Automatic Conversion (other than any Dividend Common Shares)) shall exhaust all remedies of such Holder under the Notes including in connection with any Trigger Event. All claims of a Holder against the Bank shall be extinguished upon receipt by such Holder of the applicable Common Shares. If tax is required to be withheld from such delivery of Common Shares, the number of Common Shares received by a Holder shall reflect an amount net of any applicable withholding tax.

(2) Notwithstanding any other provision of the Indenture or the Notes, the Trigger Event and the delivery of Common Shares to the Holders pursuant to the provisions hereof shall not be an Event of Default and the only consequence of a Trigger Event shall be the right of the Holders to receive the Corresponding Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held by the Limited Recourse Trustee pursuant to an NVCC Automatic Conversion (other than any Dividend Common Shares)).

(3) Neither the Trustee nor the Canadian Co-Trustee shall have a duty to determine the occurrence of a Trigger Event or any calculations in connection with such Trigger Event. Neither the Trustee nor the Canadian Co-Trustee make any representation as to the validity or value of any securities or assets delivered upon a Trigger Event, and the Trustee and the Canadian Co-Trustee shall not be responsible for the Bank’s failure to comply with any provisions of this Article Nine.

(4) Notwithstanding any other provision of the Indenture or the Notes, a failure to provide any notice referred to in Section 906, Section 907 or Section 908, shall not have any impact on the effectiveness of, or otherwise invalidate, any of the recourse mechanics described in the Indenture, or give the Holders and beneficial owners of the Notes any rights as a result of such failure.

Section 910 Agreements of Holders and Beneficial Owners of Notes.

By acquiring any Note, each Holder and beneficial owner of such Note or any interest therein, including any Person acquiring any such Note or interest therein after the date hereof, shall be deemed to have irrevocably acknowledged and agreed with and for the benefit of the Bank and the Trustee and the Canadian Co-Trustee as follows:

(1) that the delivery of the Holder’s proportionate share of the Corresponding Trust Assets to such Holder shall exhaust all remedies of such Holder against the Bank under the Notes, including in connection with any Recourse Event that is a Trigger Event, and all claims of a Holder against the Bank shall be extinguished upon receipt by such Holder of such Holder’s proportionate share of the Corresponding Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held by the Limited Recourse Trustee pursuant to an NVCC Automatic Conversion (other than any Dividend Common Shares)) upon the occurrence of a Recourse Event that is a Trigger Event, which occurrence and resulting delivery of Common Shares shall occur without any further action on the part of such Holder or beneficial owner or the Trustee or the Canadian Co-Trustee;

(2) that the delivery of Common Shares or the occurrence of a Trigger Event shall not constitute an Event of Default under the terms of the Notes or the Indenture, and upon receipt by Holders of their proportionate share of the Corresponding Trust Assets, no Holder or beneficial owner of the Notes shall have any rights against the Bank with respect to the repayment of the principal of, or interest on, the Notes;

(3) that, (i) upon receipt by Holders of their proportionate share of the Corresponding Trust Assets, neither the Trustee nor the Canadian Co-Trustee shall be required to take any further directions from Holders or beneficial owners of the Notes under the Indenture and (ii) the Indenture shall impose no duties upon the Trustee or the Canadian Co-Trustee whatsoever with respect to the delivery of the Corresponding Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held by the Limited Recourse Trustee pursuant to an NVCC Automatic Conversion (other than any Dividend Common Shares)) immediately following a Trigger Event (except for the delivery of a notice by the Trustee to DTC following a Trigger Event pursuant to Section 907);

(4) that such Holder or beneficial owner authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the delivery of the Corresponding Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion (other than any Dividend Common Shares)) immediately following a Trigger Event without any further action or direction on the part of such Holder or such beneficial owner or the Trustee or the Canadian Co-Trustee; and

(5) that such Holder or beneficial owner acknowledges and agrees that all authority conferred or agreed to be conferred by any Holder and beneficial owner pursuant to the provisions described above shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of each Holder and beneficial owner of a Note or any interest therein.

Section 911 Amendments to Limited Recourse Trust Declaration.

(1) Any amendment or supplemental declaration of trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Limited Recourse Trust Declaration shall require the consent of the Majority Holders with notice to the Trustee and the Canadian Co-Trustee; provided, however, that to the extent any such addition, change or elimination is in respect of the definition of “Trust Assets” in Section 1.1 (Definitions), Section 2.3 (Objective of the Trust), Section 2.4 (Ownership of Trust Assets), Section 2.5 (Binding Effect), Section 2.6 (Legal Character of Trust), Section 10.6 (Acquisition and Administration of Trust Assets) and Article 14 (Termination) of the Limited Recourse Trust Declaration (or the equivalent sections of the Limited Recourse Trust Declaration following any addition, change or elimination to the Limited Recourse Trust Declaration permitted in accordance with this Section 911), such addition, change or elimination shall not be made without the consent of the Holder of each Outstanding Note affected thereby. For certainty, a change to the governing law of the Limited Recourse Trust Declaration in accordance with the provisions of the Limited Recourse Trust Declaration shall not require the consent of any Holders. It shall not be necessary for any Act of Holders under this Section 911(1) to approve the particular form of any proposed amendment or supplemental declaration of trust, but it shall be sufficient if such Act shall approve the substance thereof.

(2) Notwithstanding Section 911(1), without the consent of any Holders, the Limited Recourse Trustee may make any amendment to the Limited Recourse Trust Declaration or enter into supplemental declarations of trust to the Limited Recourse Trust Declaration for any of the following purposes:

(1) to evidence and provide for the acceptance of appointment by a successor Limited Recourse Trustee; or

(2) to cure any ambiguity, to correct or supplement any provision of the Limited Recourse Trust Declaration which may be defective or inconsistent with any other provision of the Limited Recourse Trust Declaration, to add, amend, correct or supplement any provision of the Limited Recourse Trust Declaration which may become incorrect or inaccurate as a result of the passage of time (including changes to the provisions of legislation referred to in the Limited Recourse Trust Declaration) or to make any other provisions with respect to matters or questions arising under the Limited Recourse Trust Declaration, provided that such action pursuant to this Section 911(2) shall not adversely affect the interests of the Holders in any material respect.

ARTICLE Ten

SUBORDINATION OF NOTES

Section 1001 Applicability of Article Fifteen of Base Indenture.

(1) For the avoidance of doubt, the provisions of Article Fifteen of the Base Indenture shall be applicable to the Notes, except as modified herein.

(2) Solely for purposes of the Notes (and not in relation to any other series of Securities), all references in Article Fifteen of the Base Indenture to “Senior Indebtedness” shall hereby be replaced with references to “Higher Ranked Indebtedness.”

Section 1002 Notes Subordinate to Deposit Liabilities and Other Indebtedness.

For purposes of the Notes, Section 1501 of the Base Indenture is hereby replaced in its entirety as follows:

“The Notes are direct unsecured debt obligations constituting subordinated indebtedness within the meaning of the Bank Act and, in the event of the insolvency or winding-up of the Bank, the Indebtedness evidenced by the Notes shall rank:

(1) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness; and

(2) in right of payment equally with and not prior to the Junior Subordinated Indebtedness (other than the Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes),

in each case, whether now outstanding or hereinafter incurred.

Notwithstanding the foregoing, in the event of the occurrence of a Recourse Event, including an Event of Default, the sole remedy of a Holder of the Notes shall be recourse to such Holder’s proportionate share of the Corresponding Trust Assets.

The Bank agrees and each Holder and beneficial owner of any Note, by his, her or its acceptance of such Note, also agrees and shall be deemed conclusively to have agreed, for the benefit of the present and future holders of Higher Ranked Indebtedness, and for the benefit of all present and future holders of Indebtedness to which the Notes are subordinate in right of payment, to the provisions of this Article Ten and Article Fifteen of the Base Indenture and the Bank and each Holder of any Note by his, her or its acceptance of such Note shall be bound by such provisions.”

ARTICLE Eleven

REDEMPTION OF NOTES

Section 1101 Applicability of Article Eleven of the Base Indenture.

For the avoidance of doubt, the provisions of Article Eleven of the Base Indenture shall be applicable to the Notes, except as modified herein.

In addition, for purposes of the Notes, Section 1101 of the Base Indenture is hereby replaced in its entirety as follows:

“Subject to any applicable law restricting the redemption of the Notes, including the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline, and provided that a Trigger Event has not occurred, the Notes shall be redeemable in accordance with this Article Eleven. For certainty, the Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act or the CAR Guideline, as may be amended from time to time.

Subject to any law restricting the redemption of the Securities, Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.”

Section 1102 Regulatory or Tax Redemption.

The Bank may, with the prior written approval of the Superintendent and without the consent of the Holders of the Notes, redeem the Notes, in whole but not in part, on not less than 10 days’ and not more than 60 days’ prior notice to the Holders of the Notes, (i) at any time following a Regulatory Event Date, or (ii) at any time following the occurrence of a Tax Event Date, in each case at the Redemption Price (a “Special Event Redemption”).

From and after the date of the Special Event Redemption, any Outstanding Notes so redeemed shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive, upon surrender thereof, the Redemption Price.

Section 1103 Optional Redemption.

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Holders, redeem the Notes, in whole or in part from time to time, on not less than 10 days’ and not more than 60 days’ prior notice to the Holders of the Notes, on the Initial Reset Date and on each January 28, April 28, July 28 and October 28 thereafter, at the Redemption Price (an “Optional Redemption”).

From and after the date of the Optional Redemption, any Outstanding Notes so redeemed shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive, upon surrender thereof, the Redemption Price.

Section 1104 Mandatory Redemption Upon Redemption of the Preferred Shares.

Upon the occurrence of a Preferred Share Redemption on any date other than the Stated Maturity (such redemption will be subject to the prior written approval of the Superintendent), a corresponding number of Outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to the Preferred Share Redemption shall automatically and immediately be redeemed, on a full and permanent basis, for a cash amount equal to the Redemption Price (a “Mandatory Redemption”), without any action on the part of, or the consent of, the Holders or beneficial owners. For certainty, to the extent that, in accordance with the terms of the Indenture, the Bank has immediately prior to or concurrently with such Preferred Share Redemption redeemed or purchased for cancellation Outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares being redeemed, such requirement to redeem a corresponding aggregate principal amount of Notes shall be deemed satisfied.

From and after the date of a Mandatory Redemption, any Outstanding Notes so redeemed shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive, upon surrender thereof, the Redemption Price.

Section 1105 Purchase for Cancellation.

At any time, the Bank may, with the prior written approval of the Superintendent, purchase Notes, in whole or in part, in the open market or by tender (available to all Holders of Notes), by private contract or otherwise at such price or prices and upon such terms and conditions as the Bank in its absolute discretion may determine, subject, however, to any applicable law restricting the purchase of Notes. Any Notes purchased by the Bank shall be cancelled. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

If any Notes are so purchased for cancellation, subject to the provisions of the Bank Act, the consent of the Superintendent and various restrictions on the retirement of Preferred Shares, the Bank shall redeem a corresponding number of Preferred Shares (which Preferred Shares will have a face amount equal to the aggregate principal amount of the Notes to be cancelled) then held in the Limited Recourse Trust for cancellation.

Section 1106 Redemption Obligations.

Except as provided in this Article Eleven, the Bank shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 1107 Redemption Generally.

(1) If the Bank does not pay the applicable Redemption Price in cash when required, a Recourse Event will have occurred and each Holder of the Notes’ sole remedy shall be the delivery of such Holder’s proportionate share of the Corresponding Trust Assets.

(2) The Bank will not redeem the Notes under any circumstance if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act or CAR Guideline, as may be amended from time to time.

(3) Any Notes redeemed by the Bank will be cancelled and will not be reissued.

Section 1108 Notice of Redemption.

(1) The occurrence of a Trigger Event prior to the Redemption Date shall automatically rescind a notice of redemption and, in such circumstances, no Notes shall be redeemed.

(2) Notwithstanding any other provision of the Indenture or the Notes, a failure to provide any notice (except for the notice in Section 1103 of the Base Indenture) referred to in Article Eleven of the Base Indenture or this Article Eleven shall not have any impact on the effectiveness of, or otherwise invalidate, any redemption, or give the Holders and beneficial owners of the Notes any rights as a result of such failure.

Section 1109 Agreements of Holders and Beneficial Owners of Notes.

By acquiring any Note, each Holder and beneficial owner of such Note or any interest therein, including any Person acquiring any such Note or interest therein after the date hereof, shall be deemed to have irrevocably acknowledged and agreed with and for the benefit of the Bank and the Trustee and the Canadian Co-Trustee as follows:

(1) that upon the occurrence of any redemption of Notes, such redemption shall, in each case, occur without any further action on the part of such Holder or beneficial owner; and

(2) that the occurrence of any redemption of Notes shall not constitute an Event of Default under the terms of the Notes or the Indenture, and following such redemption, Holders and beneficial owners of the Notes will not have any rights against the Bank with respect to the repayment of the principal amount of, or interest on, the Notes other than if the Redemption Price is not paid in cash as required, in which case the recourse of Holders is limited to receiving the Corresponding Trust Assets.

ARTICLE Twelve
MISCELLANEOUS PROVISIONS

Section 1201 Ratification of Indenture.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified, approved and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

Section 1202 Acceptance by Trustee and Canadian Co-Trustee.

The Trustee and the Canadian Co-Trustee accept the amendments to the Indenture effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the recitals contained herein and in the Notes, except for the Trustee’s certificate of authentication, shall be taken as the statements of the Bank, and the Trustee and the Canadian Co-Trustee assume no responsibility for their correctness. The Trustee and the Canadian Co-Trustee make no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes.

Section 1203 Execution in Counterparts; E-signatures; Authorized Officer.

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The delivery of copies of this Supplemental Indenture and any signature pages hereto by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or other electronic signature platform or application) (provided that any electronic signature is a true representation of such signer’s actual signature) shall constitute effective execution and delivery of this Supplemental Indenture and may be used in lieu of originals for all purposes. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture, the Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 1204 Indenture and Notes Solely Corporate Obligations.

No recourse under or upon any obligation, covenant or agreement of the Indenture or of Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the Notes are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Bank or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or the Notes or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Supplemental Indenture and the issue of the Notes.

Section 1205 Agreement of Subsequent Investors.

Holders or beneficial owners of Notes that acquire the Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders or beneficial owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes, including in relation to any NVCC Automatic Conversion.

Section 1206 Waiver of Jury Trial.

EACH OF THE BANK, EACH HOLDER BY PURCHASE OF ITS NOTES, THE TRUSTEE AND THE CANADIAN CO-TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Erich Koeberle
Name:	Erich Koeberle
Title:	Vice-President, Global Term Funding, Treasury

THE BANK OF NEW YORK MELLON
as Trustee

By:	/s/ Peggy Guel
Name:	Peggy Guel
Title:	As Agent

COMPUTERSHARE ADVANTAGE TRUST OF CANADA
as Canadian Co-Trustee

By:	/s/ Marko Kevic
Name:	Marko Kevic
Title:	Corporate Trust Officer

By:	/s/ Kathy Galouzis
Name:	Kathy Galouzis
Title:	Associate Trust Officer

[Signature Page to Fourth Supplemental Indenture]

Exhibit A

Form of Global Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANK (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CANADIAN IMPERIAL BANK OF COMMERCE

6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10

(Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness)

This Security will not constitute a deposit that is insured under the Canada Deposit Insurance Corporation Act or by the

United States Federal Deposit Insurance Corporation.

No.: R-[ ]	CUSIP No.: 13607Q 7E6

US$[ ]	ISIN: US13607Q7E68

Issue Date: July 13, 2026	Stated Maturity: January 28, 2087

Canadian Imperial Bank of Commerce, a Schedule I bank under the Bank Act (Canada) (herein called the “Bank”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, as nominee of The Depository Trust Company, the principal sum of US$[    ] ([    ] MILLION AND 00/100 U.S. DOLLARS) on January 28, 2087 (the “Stated Maturity”), and to pay interest thereon (a) from, and including, July 13, 2026 to, but excluding, January 28, 2032 (the “Initial Reset Date”), at a fixed rate of 6.750% per annum, and (b) during each period from, and including, the Initial Reset Date to, but excluding, the next Interest Reset Date and each five year period thereafter from, and including, such Interest Reset Date to, but excluding, the next Interest Reset Date or the Stated Maturity, as applicable (each such period, a “Rate Reset Period”), at a rate per annum equal to the U.S. Treasury Rate on the Interest Rate Calculation Date immediately preceding the applicable Interest Reset Date plus 2.499%. For each Rate Reset Period, the U.S. Treasury Rate shall be determined by the Calculation Agent on the third Business Day immediately preceding the applicable Interest Reset Date (each such date, a “Interest Rate Calculation Date”). Interest on this Security will be payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each year (each, an “Interest Payment Date”), commencing on October 28, 2026. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture referred to herein, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (as defined below) for such interest, provided that the interest due at the Stated Maturity or, if this Security is redeemed, the Redemption Date, will be paid to the Person to whom principal is payable. The “Regular Record Date” means the close of business on the day immediately preceding each Interest Payment Date (or if this Security is held in definitive form, the 15th calendar day preceding each Interest Payment Date, whether or not a Business Day). A “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in the city of New York, New York or Toronto, Ontario. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If any Interest Payment Date, the Stated Maturity or any Redemption Date falls on a day that is not a Business Day, the Bank shall postpone the making of such interest or principal payment to the next succeeding Business Day (and no interest thereon shall be paid in respect of the delay).

Ex. A-1

Payment of the principal of and interest on this Security shall be made at the office or agency of the Bank maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that at the option of the Bank payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further that payment of the principal of and interest on the Securities represented by one or more Global Securities registered in the name of or held by DTC or its nominee shall be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Security (or pursuant to the applicable procedures of DTC).

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows.]

Ex. A-2

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated: July 13, 2026

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:	Erich Koeberle
Title:	Vice-President, Global Term Funding, Treasury

[Signature Page to Fixed Rate Reset LRCN]

Ex. A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: July 13, 2026

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

[Signature Page to Fixed Rate Reset LRCN]

Ex. A-4

(REVERSE OF SECURITY)

CANADIAN IMPERIAL BANK OF COMMERCE

6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10

(Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness)

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series under the Indenture, dated as of November 5, 2024 (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), between the Bank and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), security registrar and paying agent, as amended and supplemented by the Fourth Supplemental Indenture, dated as of July 13, 2026, between the Bank, the Trustee and Computershare Advantage Trust of Canada, as Canadian co-trustee (the “Canadian Co-Trustee,” which term includes any successor co-trustee under the Indenture) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee, the Canadian Co-Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to US$500,000,000.

This Security is a Global Security representing US$[               ] aggregate principal amount of Securities.

The indebtedness evidenced by this Security is a direct unsecured obligation constituting subordinated indebtedness within the meaning of the Bank Act and, in the event of the insolvency or winding-up of the Bank, the indebtedness evidenced by this Security shall rank (1) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (2) in right of payment equally with and not prior to Junior Subordinated Indebtedness (other than the Junior Subordinated Indebtedness which by its terms ranks subordinate to the Securities), in each case, from time to time outstanding. Notwithstanding the foregoing, in the event of the occurrence of a Recourse Event, including an Event of Default, the sole remedy of the Holders shall be recourse to the Corresponding Trust Assets. Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Canadian Co-Trustee on his, her or its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee and the Canadian Co-Trustee as his or her attorney-in-fact for any and all such purposes. Each Holder, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Higher Ranked Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by such holder upon said provisions.

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Holders, redeem the Securities, on not less than 10 days’ and not more than 60 days’ prior notice to the Holders, in whole or in part from time to time, on the Initial Reset Date and on each January 28, April 28, July 28 and October 28 thereafter, in each case at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date (the “Redemption Price”).

The Bank may, with the prior written approval of the Superintendent and without the consent of the Holders, on not less than 10 days’ and not more than 60 days’ prior notice to the Holders, redeem this Security, in whole but not in part, (i) at any time following a Regulatory Event Date, or (ii) at any time following the occurrence of a Tax Event Date, in each case at the Redemption Price.

Ex. A-5

Upon any redemption by the Bank of the Preferred Shares held in the Limited Recourse Trust in accordance with the terms of such Preferred Shares prior to the Stated Maturity (such redemption will be subject to the prior written approval of the Superintendent), Outstanding Securities with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to such redemption shall automatically and immediately be redeemed, for a cash amount equal to the Redemption Price, on a full and permanent basis, without any action on the part of, or the consent of, the Holders or beneficial owners of the Securities. For certainty, to the extent that, in accordance with the terms of the Indenture, the Bank has immediately prior to or concurrently with such redemption of Preferred Shares redeemed or purchased for cancellation Securities with an aggregate principal amount equal to the aggregate face amount of Preferred Shares being redeemed, the foregoing requirement to redeem a corresponding aggregate principal amount of Securities shall be deemed satisfied.

Notwithstanding the foregoing, installments of interest on this Security that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date according to this Security and the Indenture.

On and after the redemption date, interest will cease to accrue on this Security or any portion of this Security called for redemption, unless the Bank defaults in the payment of the redemption price and accrued interest.

At any time or from time to time the Bank may, with the prior written approval of the Superintendent, purchase Securities, in whole or in part, in the open market (including by private contracts), by tender or otherwise in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of the Indenture, upon such terms and at such prices as the Bank may determine.

Ex. A-6

The Bank will pay any and all amounts on this Security without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax (“Canadian Taxes”), unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires the Bank to deduct or withhold for or on account of Canadian Taxes from any payment made under or in respect of this Security, the Bank will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each Holder (including Additional Amounts), after such deduction or withholding of Canadian Taxes, shall not be less than the amount the Holder would have received had no such deduction or withholding of Canadian Taxes been required. However, no Additional Amounts will be payable with respect to a payment made to a Holder or the beneficial owner: (a) which does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with the Bank at the time the amount is paid or payable or is, or does not deal at arm’s length with any person who is, a “specified shareholder” of the Bank for purposes of the thin capitalization rules in the Income Tax Act (Canada); (b) which is subject to such Canadian Taxes by reason of the Holder or beneficial owner being a “specified entity” in respect of the Bank as defined in the rules in the Income Tax Act (Canada) with respect to “hybrid mismatch arrangements”, is subject to such Canadian taxes by reason of the Holder or beneficial owner being a “reverse hybrid entity” (within the meaning of subsection 18.4(1) of the Income Tax Act (Canada), as proposed to be amended by the draft legislative proposals released on January 29, 2026, as may be further proposed to be amended), or is subject to such Canadian taxes by reason of such payment being considered to arise under an “imported hybrid arrangement” for purposes of section 18.4 of the Income Tax Act (Canada) as it is proposed to be amended by the draft legislative proposals released on January 29, 2026, as may be further proposed to be amended; (c) which is subject to such Canadian Taxes by reason of the Holder or beneficial owner thereof (or any fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with Canada or any province or territory thereof otherwise than by the mere holding of the Securities or the receipt of payments thereunder; or (d) which is subject to such Canadian Taxes by reason of the Holder’s or beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes or is otherwise reasonably requested by the Bank to support a claim for relief or exemption from such tax. In addition, Additional Amounts will not be payable: (a) if the Holder is not the sole beneficial owner of such payments, or is a fiduciary or partnership, to the extent that any beneficial owner, beneficiary or settlor with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settlor, partner or member received directly its beneficial or distributive shares of such payments; (b) with respect to any Canadian Taxes which are payable otherwise than by withholding from payments made under or in respect of this Security; (c) with respect to any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge; (d) with respect to any Canadian Taxes that would not have been imposed but for the presentation by the Holder for payment more than 30 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later; (e) with respect to any Canadian Taxes required to be deducted or withheld by any paying agent from a payment on this Security, if such payment can be made without such deduction or withholding by any other paying agent; (f) with respect to any tax, assessment, withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any successor version thereof, or any similar legislation imposed by any other governmental authority (the “Code”), any agreements entered into pursuant to current Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation adopted pursuant to any intergovernmental agreement, treaty, or convention among governmental authorities entered into in connection with the implementation of the foregoing, and including for greater certainty, Part XVIII and Part XIX of the Income Tax Act (Canada) and any rules or practices adopted pursuant to any of them (“FATCA”), or any taxes or penalties that arise from the Holder or beneficial owner’s failure to properly comply with its obligations with respect to FATCA or the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada); or (g) any combination of the items listed above.

The Bank will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Bank will furnish to the Trustee, the Canadian Co-Trustee and the Holders, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Bank to the relevant taxation authority.

The Bank will indemnify and hold harmless each Holder (except in the circumstances where no Additional Amounts would be payable) from and against, and upon written request reimburse each such Holder for the amount (excluding any Additional Amounts that have previously been paid by the Bank with respect thereto) of: (a) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments of principal or interest made by or on behalf of the Bank under or with respect to this Security; (b) any penalties and interest arising therefrom or with respect thereto; and (c) any Canadian Taxes imposed with respect to any reimbursement under (a) or (b), but excluding any such Canadian Taxes on such Holder’s net income or capital.

Ex. A-7

In any event, no Additional Amounts or indemnity amounts will be payable under the provisions described above in respect of this Security in excess of the Additional Amounts and the indemnity amounts which would be required if, at all relevant times, the beneficial owner of this Security were a resident of the United States for purposes of, and was entitled to all of the benefits of the United States-Canada Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts and indemnity amounts discussed in the preceding sentence, the Additional Amounts or indemnity amounts received by certain Holders may be less than the amount of Canadian Taxes withheld or deducted or the amount of Canadian Taxes (and related amounts) levied or imposed giving rise to the obligation to pay the indemnity amounts, as the case may be, and, accordingly, the net amount received by such Holders will be less than the amount such Holders would have received had there been no such withholding or deduction in respect of Canadian Taxes or had such Canadian Taxes (and related amounts) not been levied or imposed.

Wherever in the Indenture there is mentioned, in any context, the payment of principal or interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs relating to Additional Amounts shall be deemed to be references to the jurisdiction of organization of the successor entity.

No sinking fund is provided for the Securities.

This Security is not subject to defeasance.

No Holder or beneficial owner of an interest in this Security may exercise, or direct the exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Bank arising under, or in connection with, this Security, and each Holder or beneficial owner of an interest in this Security shall, by virtue of its acquisition of this Security (or an interest therein), be deemed to have irrevocably and unconditionally waived all such rights of set-off, netting, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any Holder or beneficial owner of an interest in this Security by the Bank in respect of, or arising under, this Security are purportedly discharged by set-off, netting, compensation or retention, without limitation to any other rights and remedies of the Bank under applicable law, such Holder or beneficial owner of an interest in this Security shall be deemed to receive an amount equal to the amount of such discharge and, until such time as payment of such amount is made, shall hold such amount in trust for the Bank and, accordingly, any such discharge shall be deemed not to have taken place and such set-off, netting, compensation or retention shall be ineffective.

Upon the occurrence of an Event of Default with respect to the Securities, the sole remedy of a Holder shall be recourse to such Holder’s proportionate share of the Corresponding Trust Assets held in respect of this Security, and all claims of the Holder against the Bank under this Security shall be extinguished upon receipt of such Corresponding Trust Assets.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustee and, as applicable, the Canadian Co-Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected, or in certain cases the unanimous consent of each of such Holders. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. The Indenture prohibits the Bank from amending or varying terms of this Security that would affect the recognition of this Security as regulatory capital under capital adequacy requirements adopted by the Superintendent without the prior written approval of the Superintendent.

Ex. A-8

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, provided that, as provided in and subject to the provisions of the Indenture, the sole remedy of the Holder will be recourse to such Holder’s proportionate share of the Corresponding Trust Assets held in respect of this Security. Delivery of Corresponding Trust Assets to the Holder shall be applied to the payment of the principal amount of this Security, and all claims of the Holder against the Bank will be extinguished upon receipt of the Corresponding Trust Assets.

As provided in and subject to the provisions of the Indenture, the Holder shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Holder has previously given written notice to the Trustee and the Canadian Co-Trustee of a continuing Event of Default with respect to the Securities or a failure of the Limited Recourse Trustee to deliver such Holder’s proportionate share of the Corresponding Trust Assets to such Holder; (ii) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee and/or the Canadian Co-Trustee to institute proceedings in respect of such Event of Default or failure of the Limited Recourse Trustee to deliver the proportionate share of the Corresponding Trust Assets to a Holder, in one or both of the Trustee’s and/or the Canadian Co-Trustee’s own name as Trustee or Canadian Co-Trustee, as the case may be, under the Indenture; (iii) such Holder or Holders shall have offered to the Trustee and/or the Canadian Co-Trustee, as the case may be, full indemnity and/or security against reasonable costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee and/or the Canadian Co-Trustee, as the case may be, for 90 days after its receipt of such notice, request and offer of indemnity has not taken action to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee and/or the Canadian Co-Trustee, as the case may be, during such 90-day period by the majority in principal amount of Securities at the time Outstanding; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

For disclosure purposes under the Interest Act (Canada), whenever in the Securities or the Indenture interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Ex. A-9

Any Holder that transfers any Security shall provide or cause to be provided to the Trustee and the Canadian Co-Trustee all information necessary to allow each of them to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. Each of the Trustee and the Canadian Co-Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

No service charge shall be made for any such registration of transfer or exchange, but the Bank or the Trustee or the Canadian Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustee, the Canadian Co-Trustee and any agent of the Bank or the Trustee or the Canadian Co-Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustee, the Canadian Co-Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Bank in the Indenture or any supplemental indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Bank or of any successor corporation of either of them, either directly or through the Bank or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

The following resale restriction is only applicable to residents of Canada who purchased this Security pursuant to a prospectus exemption under applicable Canadian securities laws: Unless permitted under securities legislation, the Holder must not trade this Security before November 14, 2026.

All terms used in this Security and not otherwise defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Ex. A-10

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ______________

(Minor)

Custodian _______________

(Cust)

Under Uniform Gifts to Minors Act _________________

(State)

Additional abbreviations may also be used though not in the above list.

Ex. A-11

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________________

_________________________________

_________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________attorney to transfer said Security on the books of the Bank, with full power of substitution in the premises.

Dated: ____________________________

Signature: _________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Ex. A-12